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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


      Kraft, Berger, Grill, Schwartz, Cohen & March LLP consents to the reference to Daugherty Resources firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of NGAS Resources, Inc. (formerly Daugherty Resources, Inc.), for the registration of 1,305,525 shares of its Common Stock and to the incorporation by reference therein of our report on the consolidated financial statements of Daugherty Resources, Inc. dated March 16, 2004 included in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.


            By: /s/ KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                -----------------------------------------------------
                KRAFT, BERGER, GRILL, SCHWARTZ , COHEN & MARCH LLP


Toronto, Ontario
July 13, 2004